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EXHIBIT 23.01
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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54138) pertaining to The Life Re Corporation Stock Investment Plan, the Registration Statement (Form S-8 No. 33-80251) pertaining to The Life Re Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-80737) pertaining The Life Re Corporation 1993 Non-Employee Directors Stock Option Plan and in the Registration Statement (Form S-3 No. 333-35031) pertaining to the registration of shares of common stock in connection with certain employees' restricted stock grant of our report dated February 12, 1998, (except for Notes 9 and 10, as to which the date is March 17, 1998) with respect to the consolidated financial statements and schedule of Life Re Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
March 27, 1998